Exhibit 99.1

Sunrise Telecom Provides Preliminary Fourth Quarter Revenue Results, Exceeds Initial Guidance

Earnings Call Scheduled for February 1, 2005

SAN JOSE, Calif., (January 6, 2005) /PRNewswire-FirstCall/ -- Sunrise Telecom Incorporated (Nasdaq: SRTI - News), a leading provider of service verification equipment for the telecommunications and cable broadband industries, today announced preliminary revenue results for the fourth quarter 2004. The company now expects its fourth quarter revenues to be in the range of $18 to $20 million as compared to initial guidance of $12 to $16 million provided by the management on October 26, 2004.

From preliminary analysis, the increase appears driven by stronger than expected performance by Sunrise Telecom's fiber optics and wireline products across most geographic markets. Fiber optics sales are beginning to benefit from the positive impact of large-scale FTTx deployment plans by telecom operators. Earlier this month Sunrise announced a major standardization win for its next generation Central Office application, the STT. The STT is an optical network installation and troubleshooting tool for the modern central office. The STT is essential for carriers as they enhance metro infrastructure to support aggressive buildout plans in the access area for triple play and advanced business services.

In its wireline business, the Company benefited from the increasing worldwide popularity of Ethernet test solutions as well as solid demand for DSL testing tools. Revenue growth in the fourth quarter also was driven by the increasing demand for Sunrise Telecom's protocol solutions.

"We are experiencing stronger than expected growth in our protocol business. This quarter we booked a large sale of 3GMaster, our third generation wireless protocol testing product," said Paul Chang, President and CEO of Sunrise. "In addition, the weakening dollar is giving a big boost to our export business, making us more competitive compared to international suppliers. The strength in our fiber, wireline, and protocol product lines combined with solid international orders have contributed to our better-than-expected performance for the quarter."

Fourth Quarter Earnings Call

Sunrise Telecom will announce final results for the fourth quarter and fiscal year 2004 on February 1, 2005 after the market close. Following the release, during a conference call at 2:00 p.m. Pacific Time, President and CEO, Paul Chang, and Acting CFO, Paul Marshall, will present an overview of the results for the quarter and guidance going forward.

To listen to the call and have the opportunity to ask questions, please dial 800-915-4836 at least 5 minutes prior to the start. This call is also being Web cast by CCBN and can be accessed for listening only at the Investor Relations section of the Sunrise Telecom Web site at www.sunrisetelecom, by clicking on Company then Investors/Governance. An online playback of the Web cast will be available on the company's Web site for at least 90 days following the call.

About Sunrise Telecom Incorporated

Sunrise Telecom manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks. Sunrise Telecom's products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services. These include wireline access, including DSL; fiber optics; cable TV; cable modem; and signaling networks. The products are designed to maximize technicians' effectiveness and to provide advanced network monitoring to proactively identify and react to network problems before the network users notice them. The company was founded in 1991 and is based in San Jose, California. Sunrise Telecom distributes its products through a network of sales representatives, distributors and a direct sales force throughout six continents. For more information, visit the company's website at www.sunrisetelecom.com.

NOTE: Sunrise Telecom, SunSet MTT, and SunSet are registered trademarks of Sunrise Telecom Incorporated. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements, including sales estimates for the fourth quarter of 2004, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; deferred sales resulting from the application of revenue recognition requirements, and unanticipated delays in product delivery schedules. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Source: Sunrise Telecom Incorporated